Exhibit 99.1
PepsiCo Reports Second-Quarter 2021 Results; Raises Full-Year Guidance
Reported (GAAP) Second-Quarter and Year-to-Date 2021 Results

	Second-Quarter	Year-to-Date
Net revenue growth	20.5%	14.1%
Foreign exchange impact on net revenue	3%	2%
Earnings per share (EPS)	$1.70	$2.94
EPS change	44%	37%
Foreign exchange impact on EPS	4%	2%
Organic/Core (non-GAAP)1 Second-Quarter and Year-to-Date 2021 Results

	Second-Quarter	Year-to-Date
Organic revenue growth	12.8%	8.0%
Core EPS	$1.72	$2.94
Core constant currency EPS change	27%	21%
PURCHASE, N.Y. - July 13, 2021 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the second quarter 2021.
“We are pleased with our second quarter results as we delivered very strong double-digit net revenue and earnings per share growth. Given the strength of our results, we now expect our full year organic revenue to increase 6 percent and core constant currency earnings per share to increase 11 percent,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Our results give us confidence that the investments behind our Faster, Stronger and Better framework are working - as we invest in our brands, supply chain and go-to-market systems, manufacturing capacity, capabilities and culture, and our society by integrating purpose into everything we do. Moving forward, we remain focused on winning in the marketplace and building competitive advantages that will position us well as consumer habits and preferences evolve over time.”
1Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2021 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 24 weeks ended June 12, 2021 (Q2 2021 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.

Summary Second-Quarter 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	(1)	—	6	1
Quaker Foods North America	(13)	(1)	—	(14)	(21)
PepsiCo Beverages North America	24	(1)	(2)	21		15
Latin America	26	(9)	—	16	3	13
Europe	21	(5)	—	15	6	17
Africa, Middle East and South Asia	63	(9)	(38)	15	—	34
Asia Pacific, Australia and New Zealand and China Region	41	(9)	(26)	6	(3)	23
Total	21	(3)	(4)	13	—	20

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	8	—	(1)	7
Quaker Foods North America	(34)	—	—	(35)
PepsiCo Beverages North America	104	(20)	(2)	83
Latin America	63	(1)	(16)	47
Europe	15	1	(6)	11
Africa, Middle East and South Asia	325	(305)	(3)	17
Asia Pacific, Australia and New Zealand and China Region	2	—	(5)	(3)
Corporate unallocated expenses	7	(7)	—	—
Total	35	(9)	(3.5)	22

EPS	44	(13)	(4)	27
(a)Excludes the impact of acquisitions and divestitures, including the impact of an extra month of volume as we aligned Pioneer Foods’ reporting calendar with that of our AMESA division. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume growth due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and concentrate shipments and equivalents (CSE). Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Summary Year-to-Date 2021 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	5	(1)	—	4	—
Quaker Foods North America	(6)	(1)	—	(7)	(12)
PepsiCo Beverages North America	15	(1)	(3)	11		6
Latin America	12	(1)	—	10	1	6
Europe	11	(2)	—	9	5	13
Africa, Middle East and South Asia	54	(5.5)	(39)	9	1	21
Asia Pacific, Australia and New Zealand and China Region	53	(8)	(34)	11	5	19
Total	14	(2)	(5)	8	—	12

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	6	(0.5)	(0.5)	5
Quaker Foods North America	(20)	—	—	(20)
PepsiCo Beverages North America	69	(10)	(1)	58
Latin America	28	(1)	(4)	23
Europe	8	2	(3)	6
Africa, Middle East and South Asia	103	(91)	(2)	11
Asia Pacific, Australia and New Zealand and China Region	21	—	(6)	15
Corporate unallocated expenses	(28)	28	—	(0.5)
Total	28	(11)	(2)	15

EPS	37	(14)	(2)	21
(a)Excludes the impact of acquisitions and divestitures, including the impact of an extra month of volume as we aligned Pioneer Foods’ reporting calendar with that of our AMESA division. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume growth due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

PepsiCo Extends Restructuring Initiatives

To build on the successful implementation of the 2019 Productivity Plan to date, the Company announced an expansion and extension of this program through the end of 2026. The expansion of the program reflects further initiatives to leverage new technology and business models to further simplify, harmonize and automate processes; re-engineer our go-to-market and information systems, including deploying the right automation for each market; and simplify our organization and optimize our manufacturing and supply chain footprint. As a result, we are extending our target to deliver at least $1 billion in annual productivity savings through 2026.
In connection with this effort, we now expect to incur pre-tax charges of approximately $3.15 billion, including cash expenditures of approximately $2.4 billion, as compared to our previous estimate of pre-tax charges of approximately $2.5 billion, which included cash expenditures of approximately $1.6 billion.
We have incurred pre-tax charges of $874 million through June 12, 2021.

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
The Company now expects to deliver 6 percent organic revenue growth (versus our previous guidance of mid-single-digit growth) and 11 percent core constant currency EPS growth for fiscal year 2021 (versus our previous guidance of high-single-digit growth).
Consistent with its previous guidance for 2021, the Company continues to expect:
•A core annual effective tax rate of approximately 21 percent; and
•Total cash returns to shareholders of approximately $5.9 billion, comprised of dividends of approximately $5.8 billion and share repurchases of $106 million. We completed our share repurchase activity and do not expect to repurchase any additional shares for the balance of 2021.

In addition, the Company continues to expect a 1-percentage-point foreign exchange translation tailwind to benefit reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2021 core EPS of approximately $6.20, a 12 percent increase compared to 2020 core EPS of $5.52.

Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on July 13, 2021, the Company will post prepared management remarks (in pdf format) of its second quarter 2021 results and business update, including its outlook for 2021, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on July 13, 2021, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/12/2021	6/13/2020	6/12/2021	6/13/2020
Net Revenue	$19,217	$15,945	$34,037	$29,826
Cost of sales	8,880	7,088	15,551	13,215
Gross profit	10,337	8,857	18,486	16,611
Selling, general and administrative expenses (a)	7,208	6,538	13,045	12,368
Operating Profit	3,129	2,319	5,441	4,243
Other pension and retiree medical benefits income	126	84	246	161
Net interest expense and other	(241)	(235)	(499)	(525)
Income before income taxes	3,014	2,168	5,188	3,879
Provision for income taxes	642	510	1,093	870
Net income	2,372	1,658	4,095	3,009
Less: Net income attributable to noncontrolling interests	14	12	23	25
Net Income Attributable to PepsiCo	$2,358	$1,646	$4,072	$2,984

Diluted
Net income attributable to PepsiCo per common share	$1.70	$1.18	$2.94	$2.14
Weighted-average common shares outstanding	1,388	1,393	1,387	1,395
(a)The increase in selling, general and administrative expenses for the 12 and 24 weeks ended June 12, 2021, as compared to the 12 and 24 weeks ended June 13, 2020, primarily reflects higher selling & distribution costs, as well as higher advertising & marketing costs.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/12/2021	6/13/2020	6/12/2021	6/13/2020
Net Revenue
Frito-Lay North America	$4,552	$4,273	$8,788	$8,347
Quaker Foods North America	575	664	1,221	1,298
PepsiCo Beverages North America	6,156	4,970	11,230	9,808
Latin America	1,967	1,567	3,209	2,877
Europe	3,286	2,725	5,081	4,564
Africa, Middle East and South Asia	1,602	983	2,485	1,614
Asia Pacific, Australia and New Zealand and China Region	1,079	763	2,023	1,318
Total	$19,217	$15,945	$34,037	$29,826

Operating Profit
Frito-Lay North America	$1,382	$1,278	$2,622	$2,480
Quaker Foods North America	128	196	278	346
PepsiCo Beverages North America	809	397	1,175	694
Latin America	356	219	574	450
Europe	405	351	536	497
Africa, Middle East and South Asia	256	59	394	193
Asia Pacific, Australia and New Zealand and China Region	192	189	400	331
Corporate unallocated expenses	(399)	(370)	(538)	(748)
Total	$3,129	$2,319	$5,441	$4,243

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	24 Weeks Ended
	6/12/2021	6/13/2020
Operating Activities
Net income	$4,095	$3,009
Depreciation and amortization	1,213	1,122
Share-based compensation expense	144	101
Restructuring and impairment charges	77	63
Cash payments for restructuring charges	(104)	(109)
Inventory fair value adjustments and merger and integration charges	15	243
Cash payments for merger and integration charges	(14)	(89)
Pension and retiree medical plan expenses	48	80
Pension and retiree medical plan contributions	(461)	(293)
Deferred income taxes and other tax charges and credits	220	109
Tax payments related to the Tax Cuts and Jobs Act	(309)	—
Change in assets and liabilities:
Accounts and notes receivable	(1,214)	(1,101)
Inventories	(810)	(827)
Prepaid expenses and other current assets	(40)	(251)
Accounts payable and other current liabilities	(1,114)	(1,336)
Income taxes payable	516	448
Other, net	78	293
Net Cash Provided by Operating Activities	2,340	1,462

Investing Activities
Capital spending	(1,305)	(1,188)
Sales of property, plant and equipment	22	18
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(22)	(5,649)
Divestitures and sales of investments in noncontrolled affiliates	120	4
Short-term investments, by original maturity:
More than three months - maturities	1,135	—
Three months or less, net	(67)	18
Other investing, net	1	35
Net Cash Used for Investing Activities	(116)	(6,762)

Financing Activities
Proceeds from issuances of long-term debt	—	10,564
Payments of long-term debt	(1,696)	(752)
Short-term borrowings, by original maturity:
More than three months - proceeds	—	3,663
More than three months - payments	(397)	(1,176)
Three months or less, net	89	461
Cash dividends paid	(2,842)	(2,677)
Share repurchases - common	(106)	(1,137)
Proceeds from exercises of stock options	100	120
Withholding tax payments on restricted stock units and performance stock units converted	(73)	(79)
Other financing	(19)	(16)
Net Cash (Used for)/Provided by Financing Activities	(4,944)	8,971
Effect of exchange rate changes on cash and cash equivalents and restricted cash	12	(252)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(2,708)	3,419
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,254	5,570
Cash and Cash Equivalents and Restricted Cash, End of Period	$5,546	$8,989

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$319	$302

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	6/12/2021	12/26/2020
ASSETS
Current Assets
Cash and cash equivalents	$5,449	$8,185
Short-term investments	328	1,366
Accounts and notes receivable, net	9,722	8,404
Inventories:
Raw materials and packaging	2,081	1,720
Work-in-process	381	205
Finished goods	2,544	2,247
	5,006	4,172
Prepaid expenses and other current assets	1,092	874
Total Current Assets	21,597	23,001
Property, Plant and Equipment, net	21,619	21,369
Amortizable Intangible Assets, net	1,686	1,703
Goodwill	18,893	18,757
Other Indefinite-Lived Intangible Assets	17,738	17,612
Investments in Noncontrolled Affiliates	2,774	2,792
Deferred Income Taxes	4,370	4,372
Other Assets	3,708	3,312
Total Assets	$92,385	$92,918

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$4,264	$3,780
Accounts payable and other current liabilities	19,359	19,592
Total Current Liabilities	23,623	23,372
Long-Term Debt Obligations	38,034	40,370
Deferred Income Taxes	4,625	4,284
Other Liabilities	10,705	11,340
Total Liabilities	76,987	79,366
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,382 and 1,380 shares, respectively)	23	23
Capital in excess of par value	3,863	3,910
Retained earnings	64,605	63,443
Accumulated other comprehensive loss	(14,859)	(15,476)
Repurchased common stock, in excess of par value (485 and 487 shares, respectively)	(38,333)	(38,446)
Total PepsiCo Common Shareholders’ Equity	15,299	13,454
Noncontrolling interests	99	98
Total Equity	15,398	13,552
Total Liabilities and Equity	$92,385	$92,918

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; costs associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 and 24 weeks ended June 12, 2021 and June 13, 2020, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q2 2021 Form 10-Q. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.
Inventory fair value adjustments and merger and integration charges
In the 24 weeks ended June 12, 2021 charges related to our acquisitions of BFY Brands, Inc. (BFY Brands), Rockstar Energy Beverages (Rockstar), Pioneer Food Group Ltd. (Pioneer Foods) and Hangzhou Haomusi Food Co., Ltd. (Be & Cheery), as well as other transaction-related costs.
In the 24 weeks ended June 13, 2020, charges related to our acquisitions of BFY Brands, Inc., Rockstar, and Pioneer Foods.

In the year ended December 26, 2020, charges related to our acquisitions of BFY Brands, Rockstar, Pioneer Foods and Be & Cheery.
Pension-related settlement charges
In the year ended December 26, 2020, we recorded a pension settlement charge related to lump sum distributions exceeding the total of annual service and interest cost.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and where applicable, the impact of the 53rd reporting week. Adjusting for acquisitions and divestitures reflects all mergers and acquisitions activity, including the impact of an extra month of net revenue in the 12 and 24 weeks ended June 12, 2021 as we aligned Pioneer Foods’ reporting calendar with that of our AMESA division, divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
2021 guidance
Our 2021 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2021 core effective tax rate guidance and 2021 core constant currency EPS guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2021 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2021 organic revenue growth to our full year projected 2021 reported net revenue growth because we are unable to predict the 2021 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2021 core effective tax rate to our full year projected 2021 reported effective tax rate and our full year projected 2021 core constant currency EPS growth to our full year projected 2021 reported EPS because we are unable to predict the 2021 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 12, 2021
(unaudited)

	12 Weeks Ended 6/12/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	7%	(1)	—	6%	2	4
Quaker Foods North America	(13)%	(1)	—	(14)%	(20)	6
PepsiCo Beverages North America	24%	(1)	(2)	21%	16	4.5
Latin America	26%	(9)	—	16%	4	12
Europe	21%	(5)	—	15%	10	5
Africa, the Middle East and South Asia	63%	(9)	(38)	15%	7	8
Asia Pacific, Australia and New Zealand and China Region	41%	(9)	(26)	6%	4	2
Total	21%	(3)	(4)	13%	7	5

	24 Weeks Ended 6/12/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	5%	(1)	—	4%	0.5	4
Quaker Foods North America	(6)%	(1)	—	(7)%	(12)	5
PepsiCo Beverages North America	15%	(1)	(3)	11%	6	5
Latin America	12%	(1)	—	10%	2	8
Europe	11%	(2)	—	9%	7	2.5
Africa, Middle East and South Asia	54%	(5.5)	(39)	9%	5	4.5
Asia Pacific, Australia and New Zealand and China Region	53%	(8)	(34)	11%	9	2
Total	14%	(2)	(5)	8%	3	5
(a)Adjustments primarily reflect Rockstar (PBNA), Pioneer Foods (AMESA), and Be & Cheery (APAC). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)Organic revenue growth is a financial measure that is not in accordance with GAAP. See A-5 through A-6 further discussion.
(c)Excludes the impact of acquisitions and divestitures, including the impact of an extra month of volume as we aligned Pioneer Foods’ reporting calendar with that of our AMESA division. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume growth disclosed in the Summary Second-Quarter 2021 Performance and Summary Year-to-Date 2021 Performance tables on pages 2 and 3, respectively, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 24 Weeks Ended June 12, 2021
(unaudited)

	12 Weeks Ended 6/12/2021
		Impact of Items Affecting Comparability				Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	8%	—	—	—	8%	(1)	7%
Quaker Foods North America	(34)%	—	—	—	(34)%	—	(35)%
PepsiCo Beverages North America	104%	—	0.5	(20)	84%	(2)	83%
Latin America	63%	—	(1)	—	62%	(16)	47%
Europe	15%	—	1	—	17%	(6)	11%
Africa, Middle East and South Asia	325%	—	(2)	(303)	20%	(3)	17%
Asia Pacific, Australia and New Zealand and China Region	2%	—	(1)	1	2%	(5)	(3)%
Corporate unallocated expenses	7%	(7)	(1)	—	—%	—	—%
Total Operating Profit	35%	1	1	(11)	26%	(3.5)	22%
Net Income Attributable to PepsiCo	43%	1.5	1	(15)	30%	(4)	26%
Net Income Attributable to PepsiCo per common share – diluted	44%	1.5	1	(15)	31%	(4)	27%

	24 Weeks Ended 6/12/2021
		Impact of Items Affecting Comparability				Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	6%	—	0.5	(1)	5%	(0.5)	5%
Quaker Foods North America	(20)%	—	—	—	(20)%	—	(20)%
PepsiCo Beverages North America	69%	—	0.5	(10)	60%	(1)	58%
Latin America	28%	—	(1)	—	27%	(4)	23%
Europe	8%	—	2	—	9%	(3)	6%
Africa, Middle East and South Asia	103%	—	(2)	(89)	13%	(2)	11%
Asia Pacific, Australia and New Zealand and China Region	21%	—	1	(1)	21%	(6)	15%
Corporate unallocated expenses	(28)%	26	—	2	(0.5)%	—	(0.5)%
Total Operating Profit	28%	(5)	—	(6)	17%	(2)	15%
Net Income Attributable to PepsiCo	36%	(6)	0.5	(9)	22%	(2)	20%
Net Income Attributable to PepsiCo per common share – diluted	37%	(6)	0.5	(9)	23%	(2)	21%
(a)Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended June 12, 2021 and June 13, 2020
(in millions except per share amounts, unaudited)

	12 Weeks Ended 6/12/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$8,880	$10,337	$7,208	$3,129	$126	$642	$2,358	$1.70	21.3%
Items Affecting Comparability
Mark-to-market net impact	—	—	20	(20)	—	(4)	(16)	(0.01)	—
Restructuring and impairment charges	(2)	2	(33)	35	(1)	5	29	0.02	(0.1)
Merger and integration charges	(1)	1	(24)	25	—	4	21	0.02	—
Core, Non-GAAP Measure (a)	$8,877	$10,340	$7,171	$3,169	$125	$647	$2,392	$1.72	21.2%

	12 Weeks Ended 6/13/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,088	$8,857	$6,538	$2,319	$84	$510	$1,646	$1.18	23.5%
Items Affecting Comparability
Mark-to-market net impact	14	(14)	31	(45)	—	(11)	(34)	(0.02)	—
Restructuring and impairment charges	(1)	1	(23)	24	1	4	21	0.02	(0.1)
Inventory fair value adjustments and merger and integration charges	(19)	19	(199)	218	—	13	205	0.15	(1.6)
Core, Non-GAAP Measure (a)	$7,082	$8,863	$6,347	$2,516	$85	$516	$1,838	$1.32	21.8%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
24 Weeks Ended June 12, 2021 and June 13, 2020
(in millions except per share amounts, unaudited)

	24 Weeks Ended 6/12/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$15,551	$18,486	$13,045	$5,441	$246	$1,093	$4,072	$2.94	21.1%
Items Affecting Comparability
Mark-to-market net impact	36	(36)	59	(95)	—	(21)	(74)	(0.05)	—
Restructuring and impairment charges	(4)	4	(68)	72	5	13	64	0.05	(0.1)
Merger and integration charges	(1)	1	(14)	15	—	1	14	0.01	—
Core, Non-GAAP Measure (a)	$15,582	$18,455	$13,022	$5,433	$251	$1,086	$4,076	$2.94	21.0%

	24 Weeks Ended 6/13/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$13,215	$16,611	$12,368	$4,243	$161	$870	$2,984	$2.14	22.4%
Items Affecting Comparability
Mark-to-market net impact	(24)	24	(73)	97	—	24	73	0.05	0.1
Restructuring and impairment charges	(3)	3	(53)	56	7	10	53	0.04	(0.1)
Inventory fair value adjustments and merger and integration charges	(19)	19	(224)	243	—	16	227	0.16	(0.9)
Core, Non-GAAP Measure (a)	$13,169	$16,657	$12,018	$4,639	$168	$920	$3,337	$2.39	21.5%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended June 12, 2021 and June 13, 2020
(in millions, unaudited)

	12 Weeks Ended 6/12/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,382	$—	$3	$—	$1,385
Quaker Foods North America	128	—	—	—	128
PepsiCo Beverages North America	809	—	1	1	811
Latin America	356	—	6	—	362
Europe	405	—	15	—	420
Africa, Middle East and South Asia	256	—	3	6	265
Asia Pacific, Australia and New Zealand and China Region	192	—	1	3	196
Corporate unallocated expenses	(399)	(20)	6	15	(398)
Total	$3,129	$(20)	$35	$25	$3,169

	12 Weeks Ended 6/13/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,278	$—	$2	$2	$1,282
Quaker Foods North America	196	—	—	—	196
PepsiCo Beverages North America	397	—	—	43	440
Latin America	219	—	4	—	223
Europe	351	—	8	—	359
Africa, Middle East and South Asia	59	—	5	157	221
Asia Pacific, Australia and New Zealand and China Region	189	—	3	—	192
Corporate unallocated expenses	(370)	(45)	2	16	(397)
Total	$2,319	$(45)	$24	$218	$2,516
(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
24 Weeks Ended June 12, 2021 and June 13, 2020
(in millions, unaudited)

	24 Weeks Ended 6/12/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,622	$—	$18	$2	$2,642
Quaker Foods North America	278	—	—	—	278
PepsiCo Beverages North America	1,175	—	5	2	1,182
Latin America	574	—	8	—	582
Europe	536	—	26	—	562
Africa, Middle East and South Asia	394	—	4	7	405
Asia Pacific, Australia and New Zealand and China Region	400	—	1	3	404
Corporate unallocated expenses	(538)	(95)	10	1	(622)
Total	$5,441	$(95)	$72	$15	$5,433

	24 Weeks Ended 6/13/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,480	$—	$7	$25	$2,512
Quaker Foods North America	346	—	1	—	347
PepsiCo Beverages North America	694	—	3	43	740
Latin America	450	—	9	—	459
Europe	497	—	16	—	513
Africa, Middle East and South Asia	193	—	7	159	359
Asia Pacific, Australia and New Zealand and China Region	331	—	3	—	334
Corporate unallocated expenses	(748)	97	10	16	(625)
Total	$4,243	$97	$56	$243	$4,639
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/12/2021		6/12/2021
Reported gross margin performance, GAAP measure	(175)	bps	(138)	bps
Mark-to-market net impact	8		(19)
Restructuring and impairment charges	—		—
Inventory fair value adjustments and merger and integration charges	(11)		(6)
Core gross margin performance, non-GAAP measure (a)	(178)	bps	(163)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/12/2021		6/12/2021
Reported operating margin growth, GAAP measure	174	bps	176	bps
Mark-to-market net impact	17		(61)
Restructuring and impairment charges	3		2
Inventory fair value adjustments and merger and integration charges	(124)		(77)
Core operating margin growth, non-GAAP measure (a)	71	bps	41	bps
Fiscal 2020 Diluted EPS Reconciliation

Year Ended
12/26/2020
Reported diluted EPS, GAAP measure	$5.12
Mark-to-market net impact	(0.04)
Restructuring and impairment charges	0.17
Inventory fair value adjustments and merger and integration charges	0.17
Pension-related settlement charges	0.11
Core diluted EPS, non-GAAP measure (a)	$5.52

(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See pages A-5 through A-6 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2021 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s supply chain; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging of PepsiCo’s products; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.